UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 27, 2013

INTERNATIONAL GAME TECHNOLOGY

(Exact name of registrant as specified in its charter)

Nevada	001-10684	88-0173041
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6355 South Buffalo Drive, Las Vegas, Nevada 89113
(Address of principal executive offices) (Zip Code)

(702) 669-7777
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 27, 2013, International Game Technology (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with Ader Investment Management LP, Ader Long/Short Fund LP, Doha Partners I LP, Ader Fund Management LLC, Ader Investment Management LLC, Jason N. Ader, Raymond J. Brooks, Jr., Charles N. Mathewson, Daniel B. Silvers, Laura T. Conover-Ferchak, Andrew P. Nelson, and Richard H. Pickup (collectively, the “Ader Group,” and individually a “member” of the Ader Group) relating to the Ader Group’s solicitation of proxies from the Company’s stockholders in connection with the Company’s 2013 annual meeting of stockholders (the “Proxy Contest”).

Pursuant to the Settlement Agreement, the members of the Ader Group have agreed to observe certain standstill provisions during the period beginning on the date of the Settlement Agreement and ending on the fourth anniversary thereof. The standstill provisions provide, among other things, that the members of the Ader Group will not:

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in any way participate or engage in any solicitation of any proxy, consent or other authority to vote any Voting Securities (as such term is defined in the Settlement Agreement), or any other type of referendum with respect to the Voting Securities; or make any stockholder proposal with respect to any matter; or become a participant in any contested solicitation with respect to the Company;

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form or join in a partnership, limited partnership, syndicate, entity or other group (other than among themselves), or otherwise directly or indirectly support or participate in any effort by a third party with respect to any matters prohibited above;

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without the prior approval of the Board contained in a written resolution of the Board, take certain actions with respect to any (i) tender offer or exchange offer, merger, acquisition or other business combination involving the Company or any of its subsidiaries or affiliates; (ii) form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Company or any of its subsidiaries or affiliates; or (iii) form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries or affiliates; and

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without the prior approval of the Board contained in a written resolution of the Board, collectively beneficially own more than 5% of the Voting Securities of the Company as a result of acquiring beneficial ownership of any Voting Securities of the Company.

The Ader Group and the Company have agreed to a mutual release of claims in connection with, relating to or resulting from the Proxy Contest. They have also entered into mutual non-disparagement agreements.

The Company has agreed to reimburse the Ader Group for its documented out-of-pocket costs, fees and expenses incurred in connection with the Proxy Contest, up to a maximum amount of $2.5 million.

The foregoing summary of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On July 1, 2013, the Company and the Ader Group issued a joint press release relating to the Settlement Agreement. This press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

Exhibit Number	Description
99.1

Settlement Agreement, dated June 27, 2013, among International Game Technology, Ader Investment Management LP, Ader Long/Short Fund LP, Doha Partners I LP, Ader Fund Management LLC, Ader Investment Management LLC and each of the other persons set forth on the signature pages thereto.

99.2	Joint Press Release issued on July 1, 2013, by International Game Technology and the Ader Group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: July 1, 2013	By:	/s/ Paul C. Gracey, Jr.
Paul C. Gracey, Jr.
General Counsel and Secretary

Exhibit Number	Description
99.1

Settlement Agreement, dated June 27, 2013, among International Game Technology, Ader Investment Management LP, Ader Long/Short Fund LP, Doha Partners I LP, Ader Fund Management LLC, Ader Investment Management LLC and each of the other persons set forth on the signature pages thereto.

99.2	Joint Press Release issued on July 1, 2013, by International Game Technology and the Ader Group.

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